   As filed with the Securities and Exchange Commission on Novemober 18, 1996.
                                                  Registration No. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               THE BOEING COMPANY
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      91-0425694
(State or other jurisdiction of
incorporation or organization)             (I.R.S. Employer Identification No.)


                          7755 EAST MARGINAL WAY SOUTH
                            SEATTLE, WASHINGTON 98108
          (Address of principal executive offices, including zip code)

              BOEING NORTH AMERICAN SALARIED VOLUNTARY SAVINGS PLAN
            BOEING NORTH AMERICAN SAVINGS PLAN FOR CERTAIN EMPLOYEES
                BOEING NORTH AMERICAN VOLUNTARY SAVINGS PLAN FOR
                      CERTAIN REPRESENTED HOURLY EMPLOYEES
                            (Full title of the plans)

                                 HEATHER HOWARD
                    CORPORATE SECRETARY AND CORPORATE COUNSEL
                               THE BOEING COMPANY
                          7755 EAST MARGINAL WAY SOUTH
                            SEATTLE, WASHINGTON 98108
                                 (206) 655-7531
 (Name, address and telephone number, including area code, of agent for service)

                                    COPY TO:
                                  J. SUE MORGAN
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed Maximum
               Title of Securities                 Number to Be   Offering Price Per     Proposed Maximum       Amount of
                to Be Registered                   Registered(1)       Share(2)         Aggregate Offering     Registration
                                                                                               Price               Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $5.00 per share
-----------------------------------------------------------------------------------------------------------------------------
   Boeing North American Salaried Voluntary              932,495               $91.50            $85,323,293         $25,856
     Savings Plan
-----------------------------------------------------------------------------------------------------------------------------
   Boeing North American Savings Plan for                 31,815               $91.50            $ 2,911,072         $   882
     Certain Employees
-----------------------------------------------------------------------------------------------------------------------------
   Boeing North American Voluntary Savings Plan
     for Certain Represented Hourly Employees             65,810               $91.50            $ 6,021,615         $ 1,825
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL                                         1,030,120               $91.50            $94,255,980         $28,563
-----------------------------------------------------------------------------------------------------------------------------


     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $91.50, based on the average of the high sales price ($92.00) and the low sales price ($91.00) for the registrant's Common Stock as reported on the New York Stock Exchange on November 13, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this registration statement:

                  (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Commission") on March 13, 1996, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) All other reports filed by the registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

                  (c) The description of the registrant's Common Stock contained in the registration statement on Form 10 (Registration No. 1-422), filed with the Commission on April 20, 1935, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The opinion of counsel as to the legality of the securities that may be issued under the registrant's Boeing North American Salaried Voluntary Savings Plan, Boeing North American Savings Plan for Certain Employees and Boeing North American Voluntary Savings Plan for Certain Represented Hourly Employees (the "Plans") is given by Heather Howard, Corporate Secretary and Corporate Counsel for the registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article VII, Section 4 of the registrant's By-Laws provides for indemnification of the registrant's directors and officers to the full extent permitted under Delaware law.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Twelfth of the registrant's Restated Certificate of Incorporation provides that, to the full extent that Delaware law permits the limitation or elimination of the liability of directors, a director of the registrant will not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Officers and directors of the registrant are covered by insurance that, with certain exceptions and within certain limitations, indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any alleged error or misstatement, misleading statement, wrong act or omission, neglect or breach of duty.

         Article Sixth of the registrant's Restated Certificate of Incorporation provides that the personal liability of each director of the registrant to the registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director is limited to the fullest extent permitted by the Delaware General Corporation Law.

         The registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

         Directors and officers of the registrant are covered by insurance that (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any violation of statute, alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                    DESCRIPTION

5.1 Opinion of counsel regarding legality of the common stock being registered

15.1     Letter regarding unaudited interim financial information

23.1     Consent of Deloitte & Touche LLP (see page II-7)

23.2     Consent of counsel (included in Exhibit 5.1)

24.1     Power of Attorney (see signature page)

99.1     Boeing North American Salaried Voluntary Savings Plan

99.2     Boeing North American Savings Plan for Certain Employees

99.3 Boeing North American Voluntary Savings Plan for Certain Represented Hourly Employees

ITEM 9.  UNDERTAKINGS

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to

                  (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (b) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. The undersigned registrant hereby undertakes that it will submit the Plans and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS to qualify the Plans.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 15, 1996.

                                     THE BOEING COMPANY



                                     By                /s/ Philip M. Condit
                                           -------------------------------------
                                                       Philip M. Condit
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS PHILIP M. CONDIT, THEODORE J. COLLINS AND B.E. GIVAN, OR ANY OF THEM, HIS OR HER ATTORNEYS-IN-FACT, WITH THE POWER OF SUBSTITUTION, FOR HIM OR HER IN ANY AND ALL CAPACITIES, TO SIGN ANY AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT, OR THEIR SUBSTITUTE OR SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 15, 1996.

  SIGNATURE                                TITLE

                              President, Chief Executive Officer
/s/ Philip M. Condit          (Principal Executive Officer) and Director
---------------------------
Philip M. Condit

                              Senior Vice President and Chief Financial Officer
/s/ B.E. Givan                (Principal Financial Officer)
---------------------------
B.E. Givan

                              Vice President and Controller
/s/ Gary W. Beil              (Principal Accounting Officer)
---------------------------
Gary W. Beil


/s/ Frank Shrontz             Chairman of the Board
---------------------------
Frank Shrontz


/s/ John E. Bryson            Director
---------------------------
John E. Bryson

/s/ John B. Fery              Director
---------------------------
John B. Fery


/s/ Paul E. Gray              Director
---------------------------
Paul E. Gray


/s/ Harold J. Haynes          Director
---------------------------
Harold J. Haynes


/s/ Stanley Hiller, Jr.       Director
---------------------------
Stanley Hiller, Jr.


/s/ Donald E. Petersen        Director
---------------------------
Donald E. Petersen


/s/ Charles M. Pigott         Director
---------------------------
Charles M. Pigott


/s/ Rozanne L. Ridgway        Director
---------------------------
Rozanne L. Ridgway


/s/ George H. Weyerhaeuser    Director
---------------------------
George H. Weyerhaeuser

                                    THE PLANS

         Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the Boeing North American Salaried Voluntary Savings Plan, the Boeing North American Savings Plan for Certain Employees and the Boeing North American Voluntary Savings Plan for Certain Represented Hourly Employees have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 15, 1996.

                                 BOEING NORTH AMERICAN SALARIED
                                 VOLUNTARY SAVINGS PLAN

                                 By:  THE BOEING COMPANY



                                 By     /s/ Philip M. Condit
                                   --------------------------------------------
                                        Philip M. Condit
                                    President and Chief Executive Officer

                                 BOEING NORTH AMERICAN SAVINGS PLAN
                                 FOR CERTAIN EMPLOYEES

                                 By:  THE BOEING COMPANY



                                 By     /s/ Philip M. Condit
                                   --------------------------------------------
                                        Philip M. Condit
                                    President and Chief Executive Officer

                                 BOEING NORTH AMERICAN VOLUNTARY SAVINGS PLAN
                                 FOR CERTAIN REPRESENTED HOURLY EMPLOYEES

                                 By:  THE BOEING COMPANY



                                 By     /s/ Philip M. Condit
                                   --------------------------------------------
                                        Philip M. Condit
                                    President and Chief Executive Officer

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of The Boeing Company on Form S-8 of our reports dated January 25, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Boeing Company and subsidiaries for the year ended December 31, 1995.




/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Seattle, Washington

November 15, 1996

                                INDEX TO EXHIBITS

       EXHIBIT
        NUMBER                          DESCRIPTION

          5.1 Opinion of counsel regarding legality of the common stock being registered

         15.1     Letter regarding unaudited interim financial information

         23.1     Consent of Deloitte & Touche LLP (see page II-7)


         23.2     Consent of counsel (included in Exhibit 5.1)


         24.1     Power of Attorney (see signature page)


         99.1     Boeing North American Salaried Voluntary Savings Plan


         99.2     Boeing North American Savings Plan for Certain Employees


         99.3 Boeing North American Voluntary Savings Plan for Certain Represented Hourly Employees